Filed pursuant to Rule 424 (b)(3)

Registration No. 333-166522

PROSPECTUS

HARBOR ISLAND DEVELOPMENT CORP.

2275 NW 150th Street, Unit B

Opa Locka, FL 33054

(305) 688-7494

1,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Harbor Island Development Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,500,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Don Ross, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ross will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$75,000
Total	$0.05	Not Applicable	$75,000

Harbor Island Development Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Harbor Island Development Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF HARBOR ISLAND DEVELOPMENT CORP.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 13, 2011

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Harbor Island,” “we,” “us,” and “our” refer and relate to Harbor Island Development Corp.

The Company Overview

Harbor Island Development Corp. was incorporated in the State of Nevada on March 19, 2010. We intend to be a beach, resort, and summer apparel company specializing in casual apparel primarily for women. We believe that our success will depend on our ability to promote products consistent with the beach and resort image, and to be able to anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale, licensing, and retail operations. We are currently a development stage company, and to date we have recorded no revenue and our operations have been limited to activities related to our formation and the initial licensing agreement with our distributor, as discussed herein.

Initially, our target customers will be those retail shoppers who frequent beach and resort communities or are planning to travel to such a place. We believe that our success will depend on our ability to promote products consistent with the beach and resort culture image, and anticipate and respond to changing consumer demands and tastes. Our goal is to build a reputation as a leading retailer of casual resort and beachwear fashions, and maintain a balanced company through wholesale, licensing, and retail operations. We plan to seek out and establish mutually beneficial relationships with various retailers through which we will make sales of our licensed product line. We intend to grow into an apparel company that includes multiple suppliers and successfully promotes products consistent with the beach culture image, and anticipate and respond to changing consumer demands and tastes. We anticipate that our eventual sales force will be composed of our employees and independent contractors involved in resort and beach activities that will enhance our corporate image, provide valuable insights into our product merchandising, and heighten our understanding of our target market. In general, we believe that apparel designers of our suppliers must keep in tune with recent trends in the market to deliver contemporary styles and colors to customers when demand is highest.

Accordingly, and in furtherance of our goals, we entered into a non-exclusive agreement to distribute, market and resell beach and island resort clothing manufactured by Island Stuff USA, LLC (“Island Stuff USA”). This will allow us to initiate our business plan by offering products made and produced by Island Stuff USA, an apparel wholesaler, owned by our founder's brother. We feel that the product line that we will receive from Island Stuff USA will be sufficient enough to suit our future customers’ needs throughout our start-up phase. Our first year of operations will be devoted primarily to distributing products from Island Stuff USA.

Our sole officer and director has only recently become interested in the clothing and apparel resale market and does not have any professional training or technical credentials in the distribution or resale of beach apparel. Therefore, we intend to retain qualified consultants on a contract basis to perform the marketing and resale of the product line as needed. We do not have any verbal or written agreement regarding the retention of any qualified consultants or public relations firms for our marketing and sales program.

We are currently a development stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products.

We anticipate that our current cash and working capital is sufficient to cover our current expenses which include those fees associated with this registration statement ("Phase 1").  We believe that Phase 1 of our plan of operations, i.e. obtaining a Notice of Effectiveness from the Commission for this registration statement, will be complete within the next four months and that we can continue to operate without additional outside financing during this four month period, assuming our sole-officer and director continues to defer and accrue his management fees as further discussed herein.  Upon completing Phase 1 of our plan of operations, we will conduct the offering contemplated hereby, and anticipate raising sufficient capital from this offering to initiate our business plan (“Phase Two”). During Phase 2 of our plan of operations, additional funding will be needed for general administrative expenses, business development, marketing costs and support materials, which funding we anticipate coming from this offering. We believe that the funds generated from the offering will allow us to operate for up to four months after the completion of Phase 1 and during the execution of Phase 2 of or plan of operations.  Assuming we generate nominal or no revenues, even if the maximum amount of funds is raised under this offering, we will still require additional financing to fund our operations for the 12 month period following the completion of Phase 1.

For a further discussion of our plan of operations, initial operations and our growth strategy see the below section entitled “Description of Our Business”.

SUMMARY OF THIS OFFERING

The Issuer	Harbor Island Development Corp.
Securities being offered	Up to 1,500,000 shares of common stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”
Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Don Ross.

Registration Costs	We estimate our total offering registration costs to be approximately $11,510.26.

Net Proceeds to the Company

The Company is offering a maximum 1,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $75,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As There is No Minimum for Our Offering, if Only a Few Persons Purchase Shares They Will Lose Their Money Without Us Being Even Able to Significantly Try Our Business Plan.

Since there is no minimum with respect to the number of shares to be sold indirectly by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in The Company is a Highly Speculative Investment and Could Result in the Loss of Your Entire Investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

We are Selling this Offering without an Underwriter and May Be Unable To Sell Any Shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Even if he is successful in selling all of the shares and we receive the maximum proceeds from this offering, we will still have to seek alternative financing to implement our business plan.

Since the Majority of Our Shares of Common Stock are Owned by Our President and Chief Executive Officer, and Sole Director, Our Other Stockholders May Not Be Able To Influence Control of the Company or Decision Making by Management of the Company.

Don Ross, our President, Chief Executive Officer, and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 1,500,000 shares in this offering, Mr. Ross will own approximately 76.92% of all shares of common stock of the Company. The interests of Mr. Ross may not be, at all times, the same as that of our other shareholders. Mr. Ross is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Ross exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Ross has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

There is a Substantial Doubt about Our Ability to Continue as a Going Concern

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Harbor Island Development Corp. is suitable.

The Company has received its initial financing through the issuance of a series of promissory notes to a related party, and the repayment of such notes prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

At the time of incorporation, the Company issued a one year 10% Promissory Note in the principal amount of $8,063 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors. The $8,063 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $10,000 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $10,000 principal amount underlying the Promissory Note was loaned to the Company on May 10, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $9,994 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $9,994 principal amount underlying the Promissory Note was loaned to the Company on July 21, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $25,494 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $25,494 principal amount underlying the Promissory Note was loaned to the Company on September 23, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 23, 2010, the Company consolidated each of the foregoing notes into one note (the "Consolidated Note").  The Consolidated note is a 10% Promissory Note in the aggregate principal amount of $53,551 due to Mr. Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The Consolidated Note is due on the later of December 31, 2011 or upon the Company generating $150,000 in revenue.

Based on the above and per the terms of the Consolidated Note, Mr. Ross has become a major creditor of the Company and the Company intends to repay him through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this offering to pay off the Consolidated Note.

The Company will have to generate at least $150,000 in revenue before it must repay the Consolidated Note. Any repayment of the Consolidated Note prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

We Will Require Additional Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

Even if the maximum amount of funds is raised under this offering, we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. We will seek additional funds from friends, family members and business acquaintances; however, we cannot be certain on the availability of such funds since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant.  Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment and we may need additional capital in the future, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

The offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur immediate dilution of $.04 in net tangible book value per share from the price you paid. Additionally, we believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise sufficient funding hereunder, we may have to cease operations, which could cause investors to lose their investment in us.

We may not realize sufficient proceeds from this offering to further business development, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire investment.

As at September 30, 2010 we had cash on hand of $15,807, and an accumulated deficit of $69,380 which primarily consisted of business development and administrative expenses.  At this rate, we expect that we will only be able to continue Phase One of our operations for up to four more months without the need for additional funding, provided nominal or no revenue is generated during this period of time. We anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials once we commence Phase Two of our plan of operations, which we believe will come from funds raised by this offering.  We have not generated any revenue from operations to date.  In order to continue our business operations past Phase 2, we anticipate that we will have to raise additional funding, unless we are able to generate revenue to fund our operations.  If we are not able to raise the capital necessary or to generate sufficient revenue to fund our business expansion objectives past Phase 2, we may have to delay the implementation of our business plan following implementation of Phase 2 or even during that time.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 19, 2010 and have a limited operating history. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. The future of our company will depend upon our ability to obtain adequate orders and prompt payment for our products and, as and when needed, sufficient financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. Potential investors should be aware of the difficulties normally encountered by new apparel resellers, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

The dependency of the Apparel Industry on consumer spending could adversely impact the Company’s gross profits in a difficult retail environment.

The apparel industry is a cyclical industry heavily dependent upon the overall level of consumer spending, with purchases of apparel and related goods tending to decline during recessionary periods when disposable income is low. A difficult retail environment could result in higher than normal levels of promotional sales which could adversely impact the Company's gross profit margins. There can be no assurance that the retail environment will improve or that the retail environment will not deteriorate.

Our business could fail if we are unable to anticipate, gauge and respond to consumer demands and fashion trends.

The Company believes that its success depends in substantial part on the ability of its suppliers to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. There can be no assurance, however, that the Company and/or its suppliers will continue to be successful in this regard. If the Company misjudges the market for a number of products or product groups, it may be faced with a significant amount of unsold finished goods inventory, which could have an adverse effect on the Company's operations.

Our business may not grow or profit if we are unable to build and sustain our managerial and operational resources.

The product line we will be marketing for resale is primarily women's beach, resort, and summer apparel, acquired from a single distributor. We expect to experience growth in the products that we offer. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources. As we proceed with the marketing and sale of products, we expect to experience growth of our business. We may need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Termination of or failure to comply with the terms of our Non-exclusive Distributor Agreement with Island Stuff USA could have a material adverse effect upon the Company.

The Company has a non-exclusive agreement to distribute, market and resell beach and island resort clothing manufactured by Island Stuff USA pursuant to the non-exclusive distributor agreement with Island Stuff USA dated March 12, 2010. In the event that the agreement is terminated or not renewed as a result of the Company's failure to comply with the terms of the agreement such termination could have a material adverse effect upon the Company.

Our Business Could Suffer as a Result of our Shipment of Merchandise Becoming Unable to be Delivered

We rely upon a delivery service for our product shipments, including shipments to, from and between our stores. Accordingly, we are subject to risks, including employee strikes and inclement weather, which may affect the shipper’s ability to meet our shipping needs. Among other things, any circumstances that require us to use other delivery services for all or a portion of our shipments could result in increased costs and delayed deliveries and could harm our business materially.

Any Interruption in Our Distribution Processes Could Impair Our Financial Performance and Negatively Affect Our Brand.

We may experience difficulties or interruption in our distribution processes due to a catastrophic loss or events beyond our control such as fires, explosions, labor disturbances or violent weather conditions. Any interruptions in our distribution at our facilities could result in our inability to distribute our apparel, which would reduce our net sales and earnings for the affected period. If there is a stoppage, even if only temporary, or delays in distribution to retail stores carrying our merchandise, and thus to our customers, our business and reputation could be severely affected.

Fluctuations in the Price, Availability and Quality of Raw Materials Could Cause Delay and Increase Costs.

Fluctuations in the price, availability and quality of the fabrics or other raw materials used by our manufacturer could have a material adverse effect on our cost of sales or our ability to meet our customers’ demands. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of such raw materials may fluctuate significantly, depending on many factors, including higher energy prices, increased tariffs and duties, and increased labor costs. In the future, we may not be able to pass all or a portion of such higher raw material prices on to our customers.

Due to the highly competitive nature of the apparel industry, our success depends on our ability to meet consumer demands, respond to fashion trends, and provide superior quality and price.

There is intense competition in the sectors of the apparel industry in which the Company participates. The Company competes with many other apparel companies, some of which are larger and have greater resources than the Company. The Company believes in order to be successful in its industry it must be able to evaluate and respond to changing consumer demand and taste and to remain competitive in the areas of style, quality and price while operating within the significant domestic and foreign production and delivery constraints of the industry.

Because our management has no experience in marketing a clothing line, we may not be able to compete with competitors having experienced management, and we may need to hire an outside consultant to help us with our sales and marketing.

Our management has no direct experience in the apparel industry which may lead to an inability to successfully identify and respond to trends or business conditions in an adequate manner necessary to ensure that the Company's business plan is successfully implemented. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition, and results of operations. Additionally, we may need to retain an outside consultant to assist the Company with its sales and marketing strategy. Although we consider this a significant likelihood, we are confident that through our business and personal relationships in the retail clothing industry, we will be able to attract persons qualified in this field on terms favorable to the Company. We estimate that a consultant in this industry will range anywhere from $1,000 per month to $5,000 per month, and as we are operating on a very slight budget this expense may not be feasible; therefore, the Company and our business prospects might be negatively impacted. You must consider our business prospects in light of the risks and difficulties we will encounter in the future.

The loss of our sole officer and director could have a significant impact on our ability to continue to manage our business.

As there is no fixed term set forth in the Management Agreement with Mr. Ross, he may cease his involvement with the Company at any time and as our operations depend heavily on the skills and efforts of Mr. Don Ross, the loss of his services could have a material adverse effect on our ability to manage our business.

Our sole officer and director’s outside interests may compete directly with the Company and could adversely affect our operations.

Under the terms of Mr. Ross’ Management Agreement, he is not precluded from engaging in any business activities or from performing services on his own account or for the account of others, including companies that may be in competition with the business conducted by the Company. As such, Mr. Ross’ interests may not always be aligned with those of the Company in other matters. Such internal competition could adversely affect the Company and could cause our revenues to decline.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Mr. Ross is currently earning a Management fee paid monthly equal to $2,500 per month in exchange for his services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Mr. Ross' sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Mr. Ross may determine that such payments should be used to pay his accrued and deferred salary, any such decision would negatively affect our cash flows and would adversely affect the Company.

Government Regulation and Supervision

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could have an adverse effect on our business. Any changes in regulation by the Federal Trade Commission with respect to labeling and advertising of our products could have an adverse effect on our business.

RISKS RELATING TO THE COMMON STOCK

The Company’s Stock Price May be Volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a Public Company, We Will Incur Substantial Expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We May Be Exposed to Potential Risks Resulting from New Requirements Under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending March 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a Market for Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock Is Currently Deemed To Be “Penny Stock”, Which Makes It More Difficult For Investors To Sell Their Shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The Elimination of Monetary Liability Against the Company’s existing and future Directors, Officers and Employees Under Nevada Law and the Existence of Indemnification Rights to the Company’s existing and future Directors, Officers and Employees May Result in Substantial Expenditures by the Company and May Discourage Lawsuits Against the Company’s Directors, Officers and Employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. Selling all of the shares in the offering will result in $75,000 gross proceeds to Harbor Island Development Corp. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, Harbor Island Development Corp. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		75% of Shares Sold		50% of Shares Sold		10% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Offering Proceeds	75,000	100.00	56,250	100.00	37,500	100.00	7,500	100.00
Offering Expenses
Legal Fees and Expenses	5,000	6.67	5,000	8.89	5,000	13.33	5,000	66.67
Audit Fees and Expenses(3)	5,000	6.67	5,000	8.89	5,000	13.33	2,500	33.33
Securities and Exchange Commission Registration Fee	5.35	0.007	5.35	0.01	5.35	0.01	0	0
Transfer Agent and Registrar Fees and Expenses	500	0.67	500	0.88	500	1.33	0	0
Miscellaneous Expenses	1,000	1.33	1,000	1.78	1,000	2.67	0	0
Total Offering Expenses	11,500*	15.33	11,500*	20.44	11,500*	30.67	7,500 (2)	100.00

Net Proceeds from Offering	63,500	84.67	44,750	79.56	26,000	69.33	0	0

Use of Net Proceeds
Accounting Fees	3,000	4.00	2,000	3.56	1,200	3.2	0	0.00
Legal and Professional Fees	15,000	20.0	9,000	16.0	6,000	16.0	0	0.00
Purchase Inventory	15,000	20.0	12,000	21.33	6,000	16.0	0	0.00
Office Supplies	500	0.67	500	0.88	300	0.80	0	0.00
Salaries/Contractors	6,000	8.00	5,000	8.89	3,000	8.0	0	0.00
Marketing and Advertising	12,000	16.0	8,250	14.67	5,000	13.33	0	00.0
Working Capital(1)	12,000	16.0	8,000	14.22	4,500	12.0	0	00.0
Total Use of Net Proceeds	63,500	84.67	44,750	79.56	26,000	69.33	0	00.00

Total Use of Proceeds	75,000	100.00	56,250	100.00	37,500	100.00	7,500	100.00

*Notes: Offering expenses have been rounded to $11,500.

(1)

The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

(2)

Remainder of offering expenses will be paid out of cash on hand.

(3)

Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees.  If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

We anticipate that the proceeds from the sale of the maximum amount covered in this offering, along with anticipated future revenue from the initiation of our business plan, will allow us to operate for 12 months without requiring additional funds from family, friends, and business acquaintances. Our expectation of anticipated revenues is based upon management's assessment of the sales potential of our products taking into account: i) the 10 year existence of Island Stuff USA; ii) our plan to mark-up the products 100%, and iii) our planned marketing strategy, which consists of very little out of pocket expenses, coupled with our anticipated ability to gain traction in the industry based on our previous business relationships in the industry.

However, our anticipated revenue is speculative in nature and accordingly Mr. Ross has determined that if we were to receive the maximum amount of proceeds under this offering, coupled with our current cash on hand, that we would be able execute our business plan and operate under Phase Two of our plan of operations for the initial 3-4 months of our business plan without the need for additional funds. Further, Mr. Ross has determined that the maximum funds received under this offering would be sufficient only to cover filing reports with the Commission and fund our “start-up” costs associated with the implementation of Phase 2 of our plan of operations. However, Mr. Ross has determined that the receipt of only the maximum proceeds available to the Company under this offering, and no other anticipated revenues, would not cover our full monthly operational costs for the next 12 months and the Company would likely have to seek out additional capital.

There can be no assurance that the Company will raise any funds through this offering and if a limited amount of funds are raised, the Company reserves the right to change the specific amounts in the use of proceeds table and will use such funds according to its best judgment in accordance with the use of proceeds chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the use of proceeds chart above.

Specifically, the Company will use any proceeds received to facilitate the development of the Company intended business. Including, our goal to build an all-season diversified Apparel Company with a broad portfolio of brands that we offer in multiple channels of retail distribution through the following growth strategies: (i) Execute new initiatives. We intend to seek opportunities to offer products for all seasons; (ii) Extend our new product categories to additional brands. We will attempt to expand our distribution of products in these and other categories under licensed brands; and, (iii) Seek attractive acquisitions. We plan to pursue acquisitions of complementary product lines and businesses, which could include wholesale and retail opportunities.

If the maximum amounts of funds are raised hereby, we intend to use the funds primarily to purchase inventory and to initiate our marketing and advertising strategies. We estimate that we would spend up to $27,000 on this aspect of our business development.

If we raise between fifty percent (50%) and one hundred percent (100%) of the maximum amount of funds under this offering, we plan to purchase inventory and begin advertising and marketing our products. We estimate that we would be able to spend approximately $20,000 on this aspect of our business development.  If we raise fifty percent (50%) of the maximum amount of funds under this offering, we still intend to use the funds to purchase inventory and to initiate our marketing and advertising; however, we will not be able to devote substantial proceeds to such uses. In this instance, we estimate that we would spend up to $11,000 on this aspect on our business development. If we receive less than fifty percent (50%) of the maximum funds under this offering, we will spend as much as possible on our business development; however, the proceeds will likely only be enough to cover the offering expenses, and possibly the costs of purchasing minimal inventory and an inexpensive advertising strategy, such as email advertising. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

Therefore, regardless the amount of funds are raised under this offering, if we fail to generate any revenue from the operation of our business, we will require additional funds from friends, family, and business acquaintances in order to continue our operations for more than a few months. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Harbor Island Development Corp. has 5,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 1,500,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Don Ross will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ross is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ross will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ross is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ross will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ross will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Harbor Island will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Harbor Island has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Harbor Island will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,000,000 shares of Common Stock outstanding as of August 1, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at August 1, 2010, would have been $52,728, or $0.01 per share, representing an immediate increase in tangible book value of $0.01 per share to existing shareholders and an immediate dilution of $0.04 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis taking into account a 100% subscription of our offering  (1,500,000 shares), 50% subscription of our offering (750,000 shares), and 30% subscription of our offering (500,000 shares):

	1,500,000 Shares	750,000 Shares	500,000 Shares
Offering price per share	$0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.00)	(0.00)	(0.00)
Increase per share attributable to new investors	$0.01	0.00	0.00
Pro forma net tangible book value per share after Offering	$0.01	0.00	0.00
Dilution per share to new investors	$0.04	0.05	0.05
Gross Proceeds	$75,000	37,500	25,000

DESCRIPTION OF PROPERTY

We do not own any real estate. Our sole supplier, Island Stuff USA, currently provides office space in at 2275 NW 150th Street Unit B, in Opa Locka, FL 33054 and our telephone number is 305-688-7494. As of the date of this filing, we have not sought to move or change our office site. We do not pay for use of these premises, as it is offered to us by our sole supplier. However, our use of this space may be terminated at any time, with no penalty or termination fee due the Company, by our sole supplier. The space is utilized for general office purposes and it is our belief that our space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date hereof there have been no shares of preferred stock designated. The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Harbor Island Development Corp. from doing so if it cannot obtain the approval of our board of directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HARBOR ISLAND DEVELOPMENT CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Overview

Harbor Island Development Corp. was incorporated in the State of Nevada on March 19, 2010.  We are a development stage company that plans to be a leading retailer of beach and island resort apparel. More specifically, we plan to specialize in the resale of wholesale apparel primarily for women.  Our corporate office is located in Opa Locka, Florida; therefore, our initial marketing focus will be within the South Florida area. Since we are a development stage company, to date we have recorded no revenue, and our operations have been limited to activities related to our Company’s formation and the initial licensing agreement with our distributor, as discussed herein. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products.

The mission of Harbor Island Development Corp. is to become a leading distributor and reseller of quality beach and island resort apparel through multiple sales venues.  We would like to put our Company in a position to grow rapidly with as little out-of-pocket expense as possible; yet, not sacrifice the quality or superior customer service that we feel is necessary to become a leading retailer.

Initial Operations

Due to our lack of capital funding, our operations to date have been limited to the organization and planning of the Company.  In our short existence, we have been able to incorporate our Company under the laws of the State of Nevada and to form a business plan that we feel will be successful with proper execution and sufficient funding.  Currently, our business plan is centered around a Non-exclusive Distributor Agreement that we entered into on March 12, 2010 with Island Stuff USA. This Non-exclusive Distributor Agreement was the first step in the creation of Harbor Island Development Corp.  We chose to incorporate our Company as the second step to our business plan because we feel that by being an incorporated company we can project a larger image of our Company, even though we are currently operated by only one individual, Mr. Don Ross.  We know that the key factors that will enable us to effectively grow in the clothing retail industry are our price point on goods, customer service, effective marketing and quality control of all items that we sell.  To further our plan of operations beyond this start-up phase, we will require additional funding.

Don Ross, our Company’s sole officer and director, was able to easily secure our Non-exclusive Distributor Agreement with Island Stuff USA because of his relationship with the owner.  Island Stuff USA is owned by Don Ross’ brother, Steve Ross. We feel this relationship will be a large advantage to the Company.  It has already proven to be an asset whereby Island Stuff USA has agreed to let our Company utilize part of their warehouse as our corporate office.  This could prove to be extremely helpful in keeping our start-up costs low.

We believe that the first year of our operations will be devoted solely to the sale and marketing of Island Stuff USA apparel.  We do not plan to seek out additional distributorships in our start-up phase unless we begin to generate steady revenue from the products that we plan to purchase from Island Stuff USA.

About Island Stuff USA

Island Stuff USA was established in 2000 and has grown to be a leading wholesaler of beach, resort and summer apparel to mass retail, resort stores, grocery and drug stores, located in the Caribbean and in other destination locations. They distribute across the United States and currently export to 13 different countries. Island Stuff USA provided revenue estimates for 2008 and 2009 which were $4,000,000 and $5,200,000 respectively. Island Stuff USA caters to American women and all of their garments are cut to fit the American body and taste.  Island Stuff USA products, through various distributors, can be purchased in Wal-Mart, Walgreens, and in boutique gift shops in the Caribbean and United States. There are currently 5 non-exclusive distributors selling Island Stuff USA, and large distributors receive a discount based upon quantities ordered.

Island Stuff USA produces both knit and woven clothing, and they custom design fabrications and pattern designs.  They also employ their own staff of industry professionals in China and Indonesia and pride themselves on quality value.  Their product development team has mastered the entire process of bringing product to the market. From idea generation and screening, to concept development and testing, to financial analysis and market testing, their team of professionals carefully plan and implement strategy from beginning to end.

Having created countless products over the years from many different countries, Island Stuff USA’s sourcing team is experienced in finding factories around the globe that can reliably meet all production expectations for any product. They work with established factories in the Far East, Central America, the Caribbean, as well as here in the United States. Their team of sourcing professionals travels to factories constantly and they know the genuine capabilities of each and every factory. Island Stuff USA’s founders and partners represent the essence of entrepreneurship. They have 19 years of business experience and know what it takes to create a business, build a business, build a brand, integrate and market new products, maintain a business, and successfully grow a business. They respect those who have entrepreneurial visions and goals, and their expertise will be of invaluable assistance to our start-up organization.

As we press on through the start-up phase of our Company, we believe that consulting with the staff at Island Stuff USA will truly be an invaluable commodity.  They have proven their apparel behind ten years of sales, and we believe that they will help jumpstart our distribution of their apparel.  It is a win-win for both parties involved because they are simply a wholesaler, and we will seek to be their leading reseller. As Island Stuff USA is more of a bulk wholesaler that operates on a larger scale, we do not foresee competing with Island Stuff USA.  Additionally Island Stuff USA does not sell directly to the public and we intend to sell to the public through our e-commerce website.

Initial Products and Sales Venues

Our initial order from Island Stuff USA will mainly focus on women’s beachwear, and casual apparel.  According to an article written by Aspire Marketing, a study conducted last May on international spending habits of people under the age of 30 found that 40% women spend a majority of their extra money (money left over each month after necessary expenses) on clothing, compared to just 12% of men. Consumer shopping statistics also reveal that women are responsible for 83% of all consumer purchases.  We feel that the items we have chosen for our initial order will give us a well-rounded selection of apparel for our potential customers within our target market.  When our e-commerce website is fully developed, we would like to have a diverse selection of products to choose from, while keeping our upfront cost of goods sold low.

Island Stuff USA allows us to use a portion of their warehouse as our corporate office, thus, we will not have to pay any additional shipping fees.  This gives us a strong advantage over competing distributors because we may be able to maintain a lower price point, yet realize more profits from our sales.  Also, because we are located at the Island Stuff USA warehouse, we should be able to maintain the highest level of product quality control.

Total costs for our proposed initial order will be $1,170.00 with no additional charges (i.e. tax, shipping charge, etc.). All prices listed below are for one single garment, with the total of 12 garments (the minimum order amount) listed directly after. All items that we will order from Island Stuff USA at wholesale cost will be sold to us in minimum quantities of 12 pieces per style.  These 12 piece packages will include the industry standard size breakdown of 2 small, 4 medium, 4 large, and 2 x-large garments.  Our total proposed initial order will provide us with an initial inventory consisting of 12 styles of garments, and 144 pieces total. This will enable us to have a variety of sizes for potential customers to choose from, which is a key element to any shopping experience.

*All images of clothing are provided courtesy of Island Stuff USA.  To view larger images, please visit their website www.islandstuffusa.com, until our website is fully developed.

Beachwear

Beach Sarong (yellow) $5.25/ea = $63 for 12	Beach Sarong (blue) $5.25/ea = $63 for 12	Long Beach Sarong $7.00/ea = $84 for 12

Long Beach Sarong $7.00/ea = $84 for 12	Ladies Beach Shorts $6.15/ea = $73.8 for 12

Women’s Casual Wear

Salsa Dress $9.50/ea = $114 for 12	Eyelet Tube Dress $9.10/ea = $109.20 for 12	Spring Splash Dress $9.50/ea = $114 for 12
Braided Strap Dress $9.25/ea = $111 for 12	Gypsi Dress $9.00/ea = $108 for 12	Long Tie Dyed Dress $11.00/ea = $132 for 12

Menswear

Men’s Hawaiian Shirt $9.50/ea = $114 for 12

Our initial plan of operation calls for the Company to begin laying the initial groundwork necessary for us to obtain our product sales. Our first year of operations will be devoted primarily to distributing products from Island Stuff USA. Initially, our first mode of sales will be through an e-commerce, shopping cart website.  We have calculated the total costs of setting up a website, and feel that this would be the most cost effective way to begin the resale of our first batch of inventory and promote our sales.  As we generate revenue through our website sales, we plan to seek out trade shows to attend.  Trade shows offer a large number of vendors and buyers in one place, and we believe that this venue could boost our brand awareness, and ultimately move our Company in the direction of gift shops, mall kiosks, and retail stores.

We believe that most apparel sales are conducted through department and chain stores, although growing levels of sales can be attributed to mass merchants, off-price retailers, online retailers and specialty stores. Many specialty retailers are located in vacation areas and tailor their inventory to local demand. While they only constitute a small percentage of total apparel sales, we believe that online retailers have made large strides in gaining market share, and that a lucrative niche market exists for specialty stores tailored to the vacation market. We intend to capitalize on the popularity of the growing “non-store” retail market, by focusing on online-based sales. However, we will not limit our growth potential to web-based sales alone.

We have taken the first step towards the setup and development of our website by purchasing our website domain www.HarborIslandApparel.com, and designing our logo that will become the branding icon for our website, apparel, and product tags. Once we acquire sufficient funding, we plan to purchase and develop our website.  For this, we will use Level Ten Hosting at www.leveltenhosting.com to purchase an e-commerce template and to host our website.  We will also need to start a merchant bank account with a merchant banker, and obtain an online payment gateway for instant credit card processing such as www.Authorize.net.  Once these items are in place, we will be ready to begin accepting orders through our website.  The website will be equipped with a shipping estimator so, that upon checkout, any customer may see the total price that they will be spending on their purchase.  We plan to use the United States Postal Service for the shipping of our products, and we will add $2 to each shipping estimate as processing and handling to pay for the packaging costs that we will incur.  Based on our initial research, if we go about it in an economical way, we should be able to develop our website for a low price relative to industry standards. Total initial out-of-pocket expenses for our website should not exceed $600, plus a monthly fee of approximately $40 for both the merchant banker and the payment gateway.  We expect to pay no more than $100 per year for our website hosting. Shipping will be a non-factor in terms of cost because the customer will be paying for all shipping costs.

We believe that our price point on apparel will allow us to effectively make sales through our website, and our low overhead will allow us to gain traction in the clothing industry.  We believe that we will set our initial price point at a 100% markup from wholesale.  We will use this price point for our website sales, and set different prices on apparel as each new sales outlet provides.  Prices will strongly depend on the target market of a given area, and the marketing we will have to put into that particular area.

Licensing

The sale of licensed products is a key element of our strategy and we intend to expand our offerings of licensed products over the coming years. Under typical license agreements, we will be generally required to achieve minimum net sales of licensed products, pay guaranteed minimum royalties, and make specified royalty and advertising payments (usually based on a percentage of net sales of licensed products). Usually, a failure to satisfy the requirements or meet our obligations under a potential license agreement will give a licensor the right to terminate our license.

Our current license agreement with Island Stuff USA, does not include any performance criteria; however, the license is terminable at any time by either party. Our management intends to develop an excellent working relationship with Island Stuff USA in order to ensure that the license agreement remains in place. We will work with Island Stuff USA to ensure the highest satisfaction in our sales and distribution efforts.

Marketing Plan/Budget

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will be focused on developing our brand name in the casual beachwear industry. In order to effectively market Harbor Island Apparel as a retailer of resort and beach apparel, we propose to establish a strong marketing, advertising and distribution presence in beach activity marketplaces. If we generate significant revenues, we intend to implement an advertising and marketing campaign to increase awareness of Harbor Island Apparel and to acquire new customers through multiple channels, including traditional and online advertising and direct marketing.

We plan to brand and market our website first and foremost. We believe that having a website with a great design, easy navigation, and purchasing capability is a key factor to online shopping.  Once our website is fully developed, we will begin to market and advertise our website with cost-effective online marketing tools.  We will begin with search engine optimization (SEO) of our website.  This will increase our websites ranking on search engines within organic keyword searches.  There are many different ways to improve SEO of a website, and many companies can charge up to $15,000 to provide SEO.  We plan on initiating the SEO of our website ourselves to keep our costs down.

We also plan to use social media forums to help brand our clothing.  We will use forums such as Facebook®, Twitter® and Myspace® to begin the branding of our products.  Through venues like these we will be able to place our brand in front of millions of Internet users and potential customers every day.  Also, by gaining followers on these social media websites, we believe that it will help us form a bond with our potential customers, and possibly lead to repeat sales. Furthermore, by promoting our apparel through social media websites, it allows us to begin marketing our products with zero out-of-pocket expenses.

As we generate revenues from our website sales, we plan to initiate online advertising through large search engines such as Google® and Yahoo!®, and also through Facebook.  These companies have developed advertising programs, which only charge an advertiser when their ad is actually clicked on.  This form of advertising is called cost-per-click advertising or CPC.  Advertising with these online companies will allow us to place keyword specific advertisements in the exact market we would like to be in.  With relatively little cost, we will be able to develop an online marketing presence that reaches our target market, and we will only have to pay when people with genuine interest in our products click on our ads.

If our online marketing efforts prove to be successful, we will instill a print media campaign that will be focused in the South Florida region.  We will begin with postcard mailers, and move towards print advertising in newspapers and magazines.  We plan to do all of our own graphic design, relating to our print advertising, so that our costs remain as low as possible.  We will save a tremendous amount of money by developing our own fliers and ads because graphic designers charge anywhere from $70-$150 per hour for their work.  Also, by using large online print companies such as www.uprinting.com, we will be able to save large amounts of money on printing costs. We would be able to have postcards printed, thereby reaching out to 10,000 households for less than $550 in printing costs.

Growth Strategy

Our long-term goal, assuming we are successful in initiating our business plan, is to build an all-season diversified apparel company with a broad portfolio of brands that we will offer in multiple channels of retail distribution through the following growth strategies:

Execute new initiatives. We intend to seek opportunities to offer products for all seasons. This may include finding new apparel companies to form distributorships with, or if cost effective for us, we may use our relationship with Island Stuff USA to manufacture our own clothing using their facilities abroad.

Extend our marketing and advertising capabilities. As we grow, we believe that our money will be best spent on marketing the products we sell.  We plan to expand our advertising campaigns to include the branding of our products.

Seek attractive acquisitions. We plan to pursue acquisitions of complementary product lines and businesses, which could include wholesale and retail opportunities.

The Milestones table hereunder is designed to illustrate the growth strategy after the offering is complete.  It estimates “start-up” costs related to Phase 2 of our plan of operations which include the hiring of personnel, purchasing initial inventory, and the beginning of marketing and start of physical operation.  However, this table does not fully set forth all anticipated operational costs for the 12 month period following completion of Phase 1 (please see the “Targeted Company Expenses” chart for further estimates of our operational expenses). The Company’s physical operations will include creation and development of an e-commerce website for sales, ordering of inventory and supplies in preparation for sales, and seeking out and securing arrangements with existing retailers to distribute our products for resale, but does not include a physical retail store. This table does not take into account offering expenses, legal, accounting and other professional fees.

TimeLine of Anticipated Operational Milestones

Timeline	Activity	Anticipated Costs	Description of Milestone Activity
0-6 Months	Raise Capital through the sale of registered stock	$1,000 - $1,500 in anticipated general and administrative expenses	The Company does not foresee any reason that this phase of our anticipated activities would be delayed, as this activity is not dependent on future financing.
1-4 Months	Pursue our initial Non-Exclusive Distributor Agreement by making an initial purchase from Island Stuff USA	$1,170 to purchase our initial inventory order	As discussed herein, our proposed initial order from Island Stuff USA will consist of 12 different styles of apparel, with twelve pieces each. This will give us an initial inventory of 144 garments.
Begin designing and developing www.harborislandapparel.com, as a fully functional e-commerce website

Around $600 for the purchase of a website template, hosting for one year, and the initial setup* of a merchant bank account and payment gateway (*Additional monthly fee of $40/month incurred after initial month).

The Company has priced out the initial development of its website, and has planned to use Level Ten Hosting for the purchase of a website template and an e-commerce hosting package.  We plan to use Moneris Services for our merchant banker, and Authorize.net for our credit card processing payment gateway. This activity is not dependent on future financing.

	Begin the branding of our products through the use of social media websites	$0 will be needed to start this form of marketing. It will only require the time of our sole officer and director

We anticipate using Facebook, Twitter and MySpace for our initial product branding.  This will allow us to reach millions of potential customers at no cost to us, and therefore is not dependent on future financing.

3-5 Months	Begin online advertising campaigns through Google, Yahoo! And Facebook	We are budgeting between $4,800-8,300 for online advertising. These campaigns will cost varying amounts, and will be dependent on our ability to obtain future financing.	Assuming the Company's financing activities are meeting expectations, we do not foresee any reason that this activity would be delayed or suspended.
	Begin placing ads in local media and produce postcard mailers seeking targeted marketing	$1,000 - $1,500 - We will design our own ads to keep costs low, and distribute to our local target market. The media we choose to place ads in will be dependent on future financing.	We anticipate distributing up to 10,000 postcards at a time. We plan to distribute them on beaches and boardwalks, as well as through standard mail, minimizing our postage costs.
	Begin a full e-mail marketing campaign to supplement our print advertising	$500 - $1,500 - We will use the e-mail address of our growing customer base, and possibly purchase targeted e-mail lists

Assuming the Company's other proposed advertising activities are proving successful, we do not see any reason why this would be delayed.  The size of the e-mail lists that we may purchase will determine the costs involved and will be dependent on future financing.

4-6 Months	Begin placing ads in local media seeking qualified sales associates and begin the hiring process.

$500 - $1000 for ads - We will only pay to place ads in local newspapers if we are unable to adequately utilize free internet job websites. Our ability to place paid ads will be dependent on future financings and/or generated revenue.  We have budgeted between $4,000 to $12,000 for initial employee salaries, depending on how many employees we decide to hire, which is dependent on future financing or successful operations.

We anticipate seeking out sales persons with sales experience in the retail clothing industry. We will offer no benefits and will base our hourly wages on what is customary for retail sales in our initial region. We have budgeted to pay around $8.50/hour for around 15 hours a week for 1-3 employees. We do not anticipate offering a commission structure; however, commission may be implemented once we have begun complete operations.

5-12 Months	Look into obtaining a booth at certain trade shows to further expanding the branding of our products	$5,000 - $9,000 – Booth space at trade shows is expensive, but could prove to be a very important step in branding

Based on the financings obtained and the revenues we are generating at the five month mark, we will seek out booths in trade shows including, but not limited to MAGIC and Action Sports Retailers (ASR).

	Continue marketing and advertising	This cost will be completely dependent on the revenue that we are generating at the time	We will continue marketing and advertising our products using word of mouth, print and email media campaigns and internet advertising.

As set forth in the table above, we anticipate our minimum total first year "start-up" costs to be roughly $19,000. This amount the minimum of each of the “start-up” costs estimated to reach our operational milestones and the cost of only the initial inventory order. However, depending on revenue, we may be able to devote more capital to marketing and advertising, consultants and/or staff.  We anticipate our maximum “start-up” costs to be approximately $37,000. Even if we raise the maximum amount of funds under this offering, if we do not generate enough revenue to implement our business plan, additional funding will be required and will likely be in the form of debt financing or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities. At this time, neither the Company nor management has any plans, or has entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transaction. The Company and its Management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company's business plan.

Competition

The beach apparel industry is highly competitive and fragmented and is subject to rapidly changing consumer demands and preferences. We believe that success in this industry depends in large part upon the ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. Initially, we will be relying on Island Stuff USA to adjust their production to the changing demands of the consumer, and we will purchase our orders accordingly.  We compete with numerous apparel manufacturers, distributors and designers which operate in the beachwear and resort apparel markets. Additionally, we do not currently have, nor do we expect to have exclusive relationship(s) with our supplier(s), who also sell their own products on a retail basis. Many of the designers, manufacturers, and retailers, domestic and foreign, that we compete with are significantly larger and have substantially greater resources than we do. These companies may be able to engage in larger scale branding, advertising and manufacturing activities than we can. Further, with sufficient financial backing, talented designers can become competitors within several years of establishing a new label. We compete primarily on the basis of fashion, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting beachwear, as well as on our ability to remain competitive in the areas of quality and price.

We do believe that our price point and customer service will allow us to be a competitive apparel company within our target market.  By doing a simple Internet search for a sarong, defined as a length of fabric often wrapped around the waist and as a skirt by women, shopping results vary from $14.99 – $44.00.  We plan on selling our sarongs through our website at $14.00.  Also, because we are only a distributor, and not the actual manufacturer of our clothing, we believe that we will be able to direct our focus on customer service.  We will not have to deal with all of the factors that go into producing the clothing; we will only have to deal with selling and shipping directly to the consumer.

Government Regulation

Our products are subject to regulation by the Federal Trade Commission in the United States. Such regulations relate principally to the labeling of our products. We believe that any product that we resell will be in substantial compliance with such regulations, as well as applicable federal, state, local, and foreign rules and regulations.

Any import or export operations we engage in will also be subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. Those agreements, which have been negotiated bilaterally, either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. Those agreements also allow the signatories to adjust the quantity of imports for categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. Any imported products that we may sell, may also be subject to United States customs' duties.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HARBOR ISLAND DEVELOPMENT CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the six month period ended September 30, 2010, the Company earned $nil revenues and incurred $63,548 of operating and other expenses, which included $30,000 for legal fees related to our registration statement, $7,200 in accounting and audit fees, $12,500 in management fees to the President and Director of the Company at a rate of $2,500 per month commencing May 2010, $10,000 in consulting fees, $2,390 in transfer agent and filing fees, and $1,458 of interest expense relating to our outstanding notes payable.

As at September 30, 2010, the Company had a loss per share of $0.01.

LIQUIDITY AND CAPITAL RESOURCES

As at September 30, 2010, the Company had assets of $15,807 comprised of cash, and had liabilities of $80,187 comprised of $61,651 of outstanding notes payable, $6,036 of accounts payable and accrued liabilities, and $12,500 owing to related parties relating to unpaid management fees.

From the Company’s inception on March 19, 2010 to September 30, 2010, the Company issued 5,000,000 common shares to the President of the Company at $0.001 per share in exchange for such services related to the Company's pre-incorporation activities and costs associated with the Company's formation totaling $5,000.

For the six months ended September 30, 2010, the Company used $45,125 of cash for operating activities, primarily for operating expenses incurred during the period. The Company received proceeds of $45,488 from the issuance of notes payable which are unsecured, due interest at 10% per annum, and due on demand.

Pursuant to a Management Agreement dated April 26, 2010, our sole officer and director, Mr. Ross has agreed to devote approximately 15-20 hours per week to manage the affairs of the Company. In exchange, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. Such fee shall be payable on the last day of each calendar quarter.  The fees due and owing Mr. Ross will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Ross is being accrued and deferred until such time that Mr. Ross, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing. The Company is dependent on Mr. Ross deferring his management fee and if Mr. Ross demands immediate payment at a time when the Company has limited cash flow, the payment of fees could decrease or deplete our cash reserves.

The Company did not have any investing activities.

As at September 30, 2010, the Company has a going concern assumption as the Company has not earned revenue, has no certainty of earning revenues in the future, has a working capital deficit of $64,380 and has incurred a net loss of $69,380 since inception.

Even if the maximum amounts of funds are raised under this offering, the Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. The Company will seek out any and all additional financing sources, including friends, family, and business acquaintances; however, there is no guarantee regarding the availability or likelihood of such funds being available to the Company, on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We estimate that our expenses over the next 10-12 months following this offering will be approximately $162,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources. Some of these estimates will be paid for out of the proceeds of this offering, assuming we are successful in raising any such proceeds. However, we will not use our offering proceeds to repay the notes payable.

Targeted Company Expenses

Description	Target completion date or period	Estimated Maximum expenses
Legal and accounting fees	10-12 months	$45,000
Marketing and advertising	10-12 months	$15,000
Business Development	10-12 months	$25,000
General and administrative	10-12 months	$15,000
Repayment of notes payable	12 months	$62,000
Total		$162,000

Business Development, Marketing and Advertising

The foregoing chart sets forth estimates of the Company’s total maximum operational expenses for the initial 12 month period following effectiveness of this offering. The amounts are not limited to proceeds received under this offering, if any, and therefore in order to reach our targets, we will need additional funds in the form of financing or revenues. Our anticipated Business Development costs will likely be associated with our need to purchase inventory and to continue to seek out and develop other potential distributors to add to our product line. We anticipate that these costs will average about $2,000 to $2,500 per month in the coming months. Management anticipates placing an initial order with our supplier in order to obtain samples of the clothing line that can be used in our sales efforts. After the initial order, we expect this will be a recurring expense of $1,000 to $1,500 per month depending on the type and nature of the items being purchased. Further, we anticipate initial operational costs to approximately $750 per month, which will be mainly concentrated on our efforts to seek out and secure existing retailers to distribute our products for resale, and we have budgeted accordingly for trade shows to help engage new distributors to further expand the branding of our products.  Additionally, we anticipate that our expenditures related to Advertisement and Marketing will average around $1,000 per month, and will include the development of our website and print and online advertising we may elect to do. We base this estimate on the following breakdown: i) $400 devoted to online advertising, since we will use a cost-per-click form of advertising, we will be able to set our own budget each month, ii) $550 devoted to postcard mailers and print ads based on estimates for postcards mailers from www.uprinting.com, and the remainder will be directed towards advertising in local media, iii) $40-$50 for email advertising, according to www.deluxe.com we can send unlimited emails to a list of 5,000 emails for around $40 per month. Our General and Administrative expenses will include office supplies, employment ads, employee salaries, and other miscellaneous administrative expenses, but will not include compensation to Mr. Ross, as the table assumes he will continue to defer his monthly management fee.

On September 23, 2010, we entered into a Consulting Agreement with Mr. Voltaire Gomez whereby the Company became indebted to Mr. Gomez in the amount of $10,000, of which $7,500 has already been paid, in exchange for general business development services. The foregoing chart does not include the consulting fees owed by the Company to Mr. Gomez, of which the balance of $2,500 will be paid out of the Company’s cash balance before the offering commences.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, information from third party professionals, and various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer and such positions with us held by him and the date he became our director and executive officer. Our Board of Directors appoints our executive officers. Our director shall serve until the earlier occurrence of the election of his successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our director, executive officer, or director nominees.

Name	Age	Position
Don Ross	62	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Mr. Don Ross. From 1969 to 2000, Mr. Ross was employed with the United Parcel Service (UPS), during that time he became Manager of a trucking division. Mr. Ross retired from UPS in 2000. Then in 2004, Mr. Ross founded and became the CEO of BDM Marketing, Inc., an Illinois based company specializing in consumer marketing and merchandise placement of automobiles to individuals with poor credit histories. BDM markets directly individuals with at risk credit scores helping them rebuild their credit by assisting those persons in obtaining financing even with low and/or bad credit scores. Mr. Ross is still the CEO of BDM and devotes such time necessary to BDM to ensure that the business remains successful.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the remuneration of our principal executive officer for services rendered since inception through December 6, 2010.  Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns.

Name and Principal Position	Title	Year	Salary ($)	Stock Awards ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(e)	(i)	(j)
Don	Chairman,	2010	$17,500	$5,000(2)	-0-	$22,500
Ross(1)	CEO and
President

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement dated April 26, 2010, Mr. Ross has agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Mr. Ross, the President, CEO, CFO, Secretary, Treasurer and Director of the Company and he serves in this capacity pursuant to the terms of a management agreement. Mr. Ross received 5,000,000 shares of the Company's common stock in exchange for such activities related to the Company's pre-incorporation activities and costs associated with the Company's' formation. Additionally, pursuant to the Management Agreement, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. From May 1, 2010 through December 6, 2010, Mr. Ross has deferred and accrued management fees equaling $15,000. Such fee shall be payable on the last day of each calendar quarter. As of the date of this Filing, all compensation due and owing Mr. Ross is being accrued and deferred until such time that Mr. Ross believes it to be in the best interest of the Company to pay any such amounts due and owing. As payment of the fees are discretionary according to Mr. Ross, at any time he could cease deferring his management fees. This decision will be based on the best interests of the Company at that time.

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

(2)

The stock awards to Mr. Ross were issued beginning April 26, 2010 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our board of directors is currently composed of one member, Don Ross, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees /Consultants

We have no employees. Our Chairman, President and Chief Executive Officer, and Secretary, Don Ross, is an independent contractor to us and currently devotes approximately fifteen to twenty hours per week to company matters. After receiving funding pursuant to our business plan Mr. Ross intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Ross has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Ross has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding. We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

We are not aware of any circumstance that would make Mr. Ross an employee, as he is the sole-officer and director of the Company with complete control of the operations and actions being undertaken by the Company. The IRS has identified three categories which determine if an individual is an employee or an independent contractor; these are as follows: (i) Behavioral Control, (ii) Financial Control, and (iii) the Relationship of the Parties. Each of these factors relate to the position of relative authority between the parties. Here Mr. Ross is the sole-officer of the corporation and without him the corporation would be significantly negatively impacted.

The material effect of Mr. Ross' classification as an independent contractor or as a statutory employee does not give rise to any difference in responsibility or liability in the performance of Mr. Ross' duties, as the same relate to the Company. Mr. Ross, as the Company's sole officer and director, is bound by the fiduciary and common law doctrines that govern any officer’s and director's duties towards the Companies they serve.

Pursuant to a Management Agreement dated April 26, 2010, Don Ross agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year, whereby the Company agreed to pay to Mr. Ross an aggregate monthly fee of $2,500 per calendar month. The fee is payable on the last day of each calendar quarter. In addition to the compensation payable to Mr. Ross, the Management Agreement provides for the Company’s reimbursement of all reasonable out-of-pocket expenses incurred by Mr. Ross directly related to his performance of services for the Company. The Agreement provides that Mr. Ross’ term as the Company’s sole officer and director will automatically renew for successive one-year periods until the Company or Mr. Ross gives thirty (30) days written notice prior to the expiration of the then current period that no automatic extension shall occur, in which event Mr. Ross’ term as the Company’s sole officer and director shall expire.

On September 23, 2010, we entered into a Consulting Agreement with Mr. Voltaire Gomez whereby Mr. Gomez shall assist the Company with general business development in exchange for consideration totaling $10,000. He has been retained to assist the Company in going public by consulting on share structure, compliance matters and the other requirements associated with becoming a public company.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Don Ross, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Ross collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Ross will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Ross will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at December 6, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 6, 2010, we had 5,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Don Ross	5,000,000	100%

	All Officers and Directors as a group (total of 1)	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 12, 2010, prior to our incorporation, we entered into a non-exclusive distributor agreement with Island Stuff USA, LLC, an entity owned by Steve Ross, who is the brother of our founder and sole-officer and director, Mr. Don Ross. Further, Island Stuff USA also provides us with office space free of charge at this time.

On April 26, 2010, the Company entered into a Management Agreement with Mr. Don Ross relating to his services as our sole-officer and director whereby, Mr. Ross shall receive a monthly fee of $2,500 per calendar month. Such Fee is being accrued and deferred until such time as Mr. Ross believes it to be in the best interest of the Company to pay any such amounts due and owing.

Prior to incorporation, the Company issued a one year 10% Promissory Note in the principal amount of $8,063 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors. The $8,063 principal amount underlying the Promissory Note is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $10,000 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $10,000 principal amount underlying the Promissory Note was loaned to the Company on May 10, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $9,994 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $9,994 principal amount underlying the Promissory Note was loaned to the Company on July 21, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 3, 2010, the Company issued a one year 10% Promissory Note in the principal amount of $25,494 to Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The $25,494 principal amount underlying the Promissory Note was loaned to the Company on September 23, 2010, and is payable on or before the one year anniversary of the Note and accrues interest at the rate of 10% per annum.

On November 23, 2010, the Company consolidated each of the foregoing notes into one note (the "Consolidated Note").  The Consolidated note is a 10% Promissory Note in the aggregate principal amount of $53,551 due to Mr. Steve Ross, who is the brother of Don Ross, our President, Chief Executive Officer and Chairman of the Board of Directors.  The Consolidated Note is due on the later of December 31, 2011 or upon the Company generating $150,000 in revenue.

Notwithstanding the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo, Huettel & Zouvas, LLP located in San Diego, California.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the period ended March 31, 2010 included in this registration statement have been audited by M&K CPAS, PLLC. To the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

EXPERTS

Carrillo, Huettel & Zouvas, LLP, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

M&K CPAS, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Don Ross, our President and Chief Executive Officer.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Financial Statements

September 30, 2010

Index

Balance Sheet (unaudited)

F-2

Statement of Operations (unaudited)

F-3

Statement of Cash Flows (unaudited)

F-4

Statement of Stockholders Deficit (unaudited)

F-5

Notes to the Financial Statements (unaudited)

F-6

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. dollars)

(unaudited)

	September 30, 2010 $	March 31, 2010 $

ASSETS

Current Assets

Cash	15,807	15,444

Total Assets	15,807	15,444

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	6,036	113
Due to related parties	12,500	–
Notes payable – related party	53,551	8,063
Notes payable	8,100	8,100

Total Liabilities	80,187	16,276

Stockholders’ Deficit

Preferred stock, 10,000,000 shares authorized, $0.001 par value; nil shares issued and outstanding	–	–

Common stock, 250,000,000 shares authorized, $0.001 par value; 5,000,000 shares issued and outstanding	5,000	5,000

Deficit accumulated during the development stage	(69,380)	(5,832)

Total Stockholders’ Deficit	(64,380)	(832)

Total Liabilities and Stockholders’ Deficit	15,807	15,444

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statements of Expenses

(Expressed in U.S. dollars)

(unaudited)

	For the three months ended September 30, 2010 $	For the six months ended September 30, 2010 $	Accumulated from March 19, 2010 (Date of Inception) to September 30, 2010 $

Revenue	–	–	–

Operating Expenses

General and administrative	28,695	49,590	50,309
Management fees	7,500	12,500	17,500

Total Operating Expenses	36,195	62,090	67,809

Other Expense

Interest expense	913	1,458	1,571

Net loss	(37,108)	(63,548)	(69,380)

Net loss per share, basic and diluted	(0.01)	(0.01)

Weighted average number of shares outstanding	5,000,000	5,000,000

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	For the six months ended September 30, 2010 $	Accumulated from March 19, 2010 (Date of Inception) to September 30, 2010 $

Operating Activities

Net loss for the period	(63,548)	(69,380)

Adjustments to reconcile net loss for non-cash items relating to operating activities:

Shares issued for management fees	–	5,000

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	5,923	6,036
Due to related parties	12,500	12,500

Net cash used in operating activities	(45,125)	(45,844)

Financing Activities

Proceeds from notes payable	45,488	61,651

Net cash provided by financing activities	45,488	61,651

Increase (decrease) in cash	363	15,807

Cash, beginning of period	15,444	–

Cash, end of period	15,807	15,807

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From March 19, 2010 (Date of Inception) to September 30, 2010

(Expressed in US dollars)

(unaudited)

	Common Stock		Accumulated
	Shares	Par Value	Deficit	Total
	#	$	$	$

Balance – March 19, 2010 (Date of Inception)	–	–	–	–

Issuance of Founders shares	5,000,000	5,000	–	5,000

Net loss for the period	–	–	(5,832)	(5,832)

Balance – March 31, 2010	5,000,000	5,000	(5,832)	(832)

Net loss for the period	–	–	(63,548)	(63,548)

Balance – September 30, 2010	5,000,000	5,000	(69,380)	(64,380)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Notes to the Financial Statements

(expressed in U.S. dollars)

(unaudited)

1.

Nature of Operations and Continuance of Business

Harbor Island Development Corp. (the “Company”) was incorporated in the State of Nevada on March 19, 2010. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is an apparel company specializing in casual apparel for women.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at September 30, 2010, the Company has not generated revenues, has a working capital deficit of $64,380 and has accumulated losses totaling $69,380 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no significant revenues and must rely on the debt and/or equity financing to fund operations. The Company will require significant additional financings in order to pursue exploration of any properties acquired. There is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is March 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  As at September 30 and March 31, 2010, there were no cash equivalents.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Notes to the Financial Statements

(expressed in U.S. dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

e)

Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30 and March 31, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into United States dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Notes to the Financial Statements

(expressed in U.S. dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

i)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Notes to the Financial Statements

(expressed in U.S. dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

i)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Note Payable

(a)

As of September 30, 2010, the Company had an outstanding note payable of $8,100 (March 31, 2010 - $8,100) owing to non-related parties.  Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.  As at September 30, 2010, the Company recorded accrued interest of $197.

(b)

As of September 30, 2010, the Company had an outstanding note payable of $53,551 (March 31, 2010 - $8,063) owing to a related party, the brother of the President and Chief Executive Officer of the Company.  Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.  As at September 30, 2010, the Company recorded accrued interest of $1,374.

4.

Related Party Transactions

As at September 30, 2010, the Company owes $12,500 (March 31, 2010 - $nil) to the President and Chief Executive Officer of the Company for management fees.  The amounts owing are unsecured, non-interest bearing, and due on demand.  The Company is committed to monthly management fees of $2,500, and the management agreement is on a month-to-month basis until notice of cancellation is provided by either party

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through November 29, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events, with the exception of the noted:

On November 23, 2010, the Company amended the terms of the outstanding note payable, as noted in Note 3(a), to be unsecured, due interest at 10% per annum, and due on the later of December 31, 2011 or when the Company earns $150,000 in revenues.

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Financial Statements

March 31, 2010

Index

Report of Independent Registered Public Accounting Firm

F-11

Balance Sheet

F-12

Statement of Operations

F-13

Statement of Cash Flows

F-14

Statement of Stockholders’ Equity (Deficit)

F-15

Notes to the Financial Statements

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Harbor Island Development Corporation

(A Development Stage Company)

We have audited the accompanying balance sheet of Harbor Island Development Corporation (a development stage company) as of March 31, 2010, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from March 19, 2010 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Island Development Corporation as of March 31, 2010, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 30, 2010

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Balance Sheet

(Expressed in U.S. dollars)

March 31, 2010 $

ASSETS

Current Assets

Cash	15,444
Total Assets	15,444

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accrued liabilities	113
Notes payable	8,100
Notes payable – related parties	8,063

Total Liabilities	16,276

Stockholders’ Equity (Deficit)

Preferred stock, 10,000,000 shares authorized, $0.001 par value; nil shares issued and outstanding	–

Common stock, 250,000,000 shares authorized, $0.001 par value;5,000,000 shares issued and outstanding	5,000

Deficit accumulated during the development stage	(5,832)

Total Stockholders’ Equity (Deficit)	(832)

Total Liabilities and Stockholders’ Equity (Deficit)	15,444

 (The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Operations

(Expressed in U.S. dollars)

For the period from March 19, 2010 (Date of Inception)
to March 31,
2010
$

Revenue	–

Operating Expenses

General and administrative	719
Management fees	5,000

Total Operating Expenses	5,719

Other Expense

Interest expense	113

Net loss	(5,832)

Net loss per share, basic and diluted	–

Weighted average number of shares outstanding	5,000,000

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in U.S. dollars)

For the period from March 19, 2010 (Date of Inception) to March 31, 2010 $

Operating Activities

Net loss for the period	(5,832)

Adjustments to reconcile net loss for non-cash items relating to operating activities:

Shares issued for management fees	5,000

Changes in operating assets and liabilities:
Accrued liabilities	133

Net cash used in operating activities	(719)

Financing Activities

Proceeds from notes payable	16,163

Net cash provided by financing activities	16,163

Increase in cash	15,444

Cash, beginning of period	–

Cash, end of period	15,444

Supplemental disclosures:

Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From March 19, 2010 (Date of Inception) to March 31, 2010

(Expressed in US dollars)

	Common Stock		Accumulated
	Shares	Par Value	Deficit	Total
	#	$	$	$

Balance – March 19, 2010 (Date of Inception)	–	–	–	–

Issuance of Founders shares	5,000,000	5,000	–	5,000

Net loss for the period	–	–	(5,832)	(5,832)

Balance – March 31, 2010	5,000,000	5,000	(5,832)	(832)

(The accompanying notes are an integral part of these financial statements)

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Harbor Island Development Corp. (the “Company”) was incorporated in the State of Nevada on March 19, 2010. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company is an apparel company specializing in casual apparel for women.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2010, the Company has not generated revenues and has accumulated losses totaling $5,832 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no significant revenues and must rely on the debt and/or equity financing to fund operations. The Company will require significant additional financings in order to pursue its intended plan of operation. There is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is March 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

d)

Financial Instruments (continued)

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

e)

Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

3.

Note Payable

a)

As of March 31, 2010, the Company had an outstanding note payable of $8,100. Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.

b)

As of March 31, 2010, the Company had an outstanding note payable of $8,063 issued to a family member of the President of the Company. Under the terms of the note, the amount owing is unsecured, due interest at 10% per annum and due on demand.

For the period ended March 31, 2010, the Company recorded interest expense of $263.

4.

Common Shares

On March 19, 2010, the Company issued 5,000,000 founders shares at $0.001 per share in exchange for such services related to the Company's pre-incorporation activities and costs associated with the Company's' formation  with a fair value of $5,000.

5.

Income Taxes

The Company has $5,832 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the years ended March 31, 2010 as a result of the following:

March 31, 2010 $

Net loss before taxes	(5,832)
Statutory rate	34%

Expected tax recovery	(1,983)
Change in valuation allowance	1,983

Income tax provision	–

HARBOR ISLAND DEVELOPMENT, INC.

Notes to the Financial Statements

(Expressed in US dollars)

5.

Income Taxes (continued)

The significant components of deferred income tax assets and liabilities as at March 31, 2010, after applying enacted corporate income tax rates, are as follows:

2010 $

Net operating losses carried forward	1,983
Valuation allowance	(1,983)

Net deferred tax asset	–

The Company has incurred operating losses of $5,832 which, if unutilized, will expire through to 2030. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The Company does not expect any uncertain tax positions.

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through May 5, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

HARBOR ISLAND DEVELOPMENT CORP.

2275 NW 150th Street, Unit B

Opa Locka, FL 33054

(305) 688-7494

1,500,000 SHARES OF COMMON STOCK

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.